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                                  EXHIBIT 32.1

                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350



        Each of the undersigned, STEVEN F. UDVAR-HAZY, the CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, and ALAN H. LUND, the VICE CHAIRMAN-FINANCE, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that to the best of their knowledge:

        (i) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

        (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: April 29, 2004                    /S/ Steven F. Udvar-Hazy
                                             -----------------------------------
                                             STEVEN F. UDVAR-HAZY


Dated: April 29, 2004                    /S/ Alan H. Lund
                                             -----------------------------------
                                             ALAN H. LUND



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